Exhibit 99.1

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES THIRD QUARTER EARNINGS

Earnings per share up 15% for the third quarter of 2008

CRESTVIEW HILLS, KENTUCKY, October 20, 2008 – The Bank of Kentucky Financial Corporation (the “Company”) (OTC/BB: BKYF), the holding company of the Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the third quarter and the nine months ended September 30, 2008. The Company reported an increase in diluted net income per share of 15% for the quarter, and 9% for the first nine months of 2008, as compared to the same periods in 2007. The third quarter results included a $863,000 (9%) increase in net interest income and a $390,000 (11%) increase in other non-interest income as compared to the same quarter in 2007. These increases were partially offset by an additional $675,000 in provision for loan losses, as compared to the third quarter of 2007. Contributing to the increase in net interest income was a 17 basis point improvement in the net interest margin. Contributing to the increase in the provision for loan losses were higher levels of charge-offs and non-performing loans in the third quarter of 2008 as compared to the same period in 2007, and management’s concerns over the declining housing market and overall deteriorating economic conditions.

A summary of the Company’s results follows:

Third Quarter ended September 30,	2008	2007	Change
Net income	$3,419,000	$3,041,000	12%
Net income per share, basic	$0.61	$0.53	15%
Net income per share, diluted	$0.61	$0.53	15%

Nine Months ended September 30,	2008	2007	Change
Net income	$8,550,000	$8,046,000	6%
Net income per share, basic	$1.52	$1.39	9%
Net income per share, diluted	$1.52	$1.39	9%

Net interest income increased $863,000, or 9% in the third quarter of 2008, as compared to the same period in 2007, while the net interest margin increased from 3.65% in the third quarter of 2007 to 3.82% in the third quarter of 2008. Contributing to the increase in net interest income and the net interest margin from the third quarter of 2007 was that the cost of interest bearing liabilities decreased more than the yield on earning assets. The cost of interest bearing liabilities decreased from 4.43% for the third quarter of 2007 to 2.69% for the third quarter of 2008, while the yield on interest bearing assets decreased from 7.50% for the third quarter of 2007 to 6.14% for the third quarter of 2008.

The provision for loan losses increased by $675,000 (675%) in the third quarter of 2008 compared to the same period in 2007. Contributing to this increase were higher levels of charge-offs and non-performing loans in the third quarter of 2008, as compared to the same period in 2007, and management’s concerns over the declining housing market and overall deteriorating economic conditions. The Company recorded $410,000 in net charge-offs in the third quarter of 2008 as compared to $9,000 in the third quarter of 2007. The Company’s non-performing loans as a percentage of total loans were 1.11% at September 30, 2008, compared to .95% as of September 30, 2007, and the annualized net charge-offs to average loans increased from .00% in the third quarter of 2007 to .16% in the third quarter of 2008. While the net charge-offs were significantly higher than the third quarter of 2007, they have decreased $911,000 (68%) from the second quarter of 2008.

Non-interest income increased $390,000 (11%) in the third quarter of 2008, as compared to the same period in 2007, while non-interest expense increased $132,000 (2%) from the same period last year. Contributing to the increase in non-interest income was a $335,000 (16%) increase in service charges on deposits which was offset by an $86,000 (43%) decrease in gains on the sale of mortgage loans. Non-interest expense in the third quarter of 2008 included a $105,000 (3%) increase in salaries and employee benefits expense as compared to the third quarter of 2007.

Total assets were $1.214 billion at the end of the third quarter of 2008, which was $60 million or 5% higher than the same date a year ago. Total loans grew $79 million or 9% from September of 2007 and were funded by an increase in deposits of $4 million and an increase in borrowings of $51 million or 81%. The largest increase in borrowings was fed funds purchased, which increased $42 million from September of 2007.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Third Quarter Comparison			Nine months ended September 30, Comparison
	9/30/08	9/30/07	% Chg	9/30/08	9/30/07	% Chg
Income Statement Data
Interest income	$16,863	$19,811	(15)%	$52,414	$55,750	(6)%
Interest expense	6,319	10,130	(38)%	22,146	28,208	(21)%

Net interest income	10,544	9,681	9%	30,268	27,542	10%
Provision for loan losses	775	100	675%	3,175	1,050	202%

Net interest income after provision for loan losses	9,769	9,581	2%	27,093	26,492	2%
Non – interest income	3,907	3,517	11%	11,118	10,499	6%
Non – interest expense	8,734	8,602	2%	25,866	25,228	3%

Net income before income taxes	4,942	4,496	10%	12,345	11,763	5%
Provision for income taxes	1,523	1,455	5%	3,795	3,717	2%

Net income	$3,419	$3,041	12%	$8,550	$8,046	6%

Per Share Data
Basic earnings per share	$0.61	$0.53	15%	$1.52	$1.39	9%
Diluted earnings per share	0.61	0.53	15%	1.52	1.39	9%
Cash dividends declared	0.28	0.24	17%	0.54	0.46	17%
Earnings Performance Data
Return on equity	14.08%	13.32%	76bps	12.08%	12.08%	— bps
Return on assets	1.14%	1.05%	9bps	.95%	.99%	(4)bps
Net interest margin	3.82%	3.65%	17bps	3.64%	3.68%	(4)bps
Balance Sheet Data
Investments				$97,819	$103,073	(5)%
Total loans				999,393	920,756	9%
Allowance for loan losses				9,464	8,755	8%
Total assets				1,214,339	1,154,181	5%
Total deposits				992,493	988,738	0%
Total borrowings				113,256	62,418	81%
Stockholders’ equity				97,720	91,060	7%
Shares Outstanding				5,606,607	5,720,382	(2)%

	Five-Quarter Comparison
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Income Statement Data
Net interest income	$10,544	$10,117	$9,607	$9,694	$9,681
Provision for loan losses	775	1,600	800	525	100

Net interest income after provision for loan losses	9,769	8,517	8,807	9,169	9,581

Service charges and fees	2,452	2,327	1,870	2,157	2,117
Gain on sale of real estate loans	116	165	436	227	202
Trust fee income	284	283	292	292	266
Bankcard transaction revenue	502	500	433	437	409
Other non-interest income	553	382	523	431	523

Total non-interest income	3,907	3,657	3,554	3,544	3,517

Salaries and employee benefits expense	4,224	3,979	4,296	4,166	4,119
Occupancy and equipment expense	1,191	1,183	1,212	1,178	1,158
Data processing expense	336	339	360	378	352
State bank taxes	420	420	400	300	300
Amortization of intangible assets	296	333	352	352	347
Other non-interest expenses	2,267	2,138	2,120	2,117	2,326

Total non-interest expense	8,734	8,392	8,740	8,491	8,602

Net income before income tax expense	4,942	3,782	3,621	4,222	4,496
Income tax expense	1,523	1,155	1,117	1,137	1,455

Net income	3,419	2,627	2,504	3,085	3,041

Per Share Data
Basic earnings per share	$0.61	$0.47	$0.44	$0.54	$0.53
Diluted earnings per share	0.61	0.47	0.44	0.54	0.53
Cash dividends declared	0.28	0.00	0.26	0.00	0.24
Weighted average shares outstanding
Basic	5,606,607	5,613,530	5,658,002	5,704,610	5,745,799
Diluted	5,606,980	5,615,496	5,670,435	5,721,841	5,767,876
Earnings Performance Data
Return on equity	14.08%	11.17%	10.77%	13.26%	13.32%
Return on assets	1.14%	.87%	.83%	1.01%	1.05%
Net interest margin	3.82%	3.63%	3.44%	3.46%	3.65%
Net interest margin (tax equivalent)	3.86%	3.68%	3.48%	3.50%	3.68%

	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Balance Sheet Data
Investments	$97,819	$101,142	$111,204	$168,299	$103,073
Total loans	999,393	982,916	960,737	949,714	920,756
Allowance for loan losses	9,464	9,099	8,820	8,505	8,755
Total assets	1,214,339	1,208,176	1,238,643	1,232,724	1,154,181
Total deposits	992,493	1,031,990	1,041,852	1,062,079	988,738
Total borrowings	113,256	70,555	92,415	65,129	62,418
Stockholders’ equity	97,720	95,514	93,596	93,485	91,060
Shares Outstanding	5,606,607	5,606,607	5,624,607	5,684,207	5,720,382
Average Balance Sheet Data
Average investments	$99,185	$110,174	$123,958	$121,373	$99,085
Average other earning assets	7,865	38,578	46,825	56,158	40,476
Average loans	991,206	971,573	953,592	934,089	913,500
Average earning assets	1,098,256	1,120,325	1,124,375	1,111,620	1,053,061
Average assets	1,195,289	1,214,158	1,218,466	1,208,352	1,144,792
Average deposits	1,003,548	1,030,671	1,044,996	1,040,376	987,842
Average interest bearing deposits	852,399	887,201	910,592	897,253	848,048
Average interest bearing transaction deposits	492,501	523,734	537,275	524,679	476,159
Average interest bearing time deposits	359,898	363,467	373,317	372,574	371,889
Average borrowings	79,227	72,707	63,791	61,330	58,554
Average interest bearing liabilities	931,626	959,908	974,383	958,583	906,602
Average stockholders equity	96,618	94,556	93,541	92,273	90,603

Asset Quality Data
Allowance for loan losses to total loans	.95%	.93%	.92%	.90%	.95%
Allowance for loan losses to non-performing loans	85%	74%	75%	94%	100%
Nonaccrual loans	$8,226	$9,745	$8,744	$6,389	$5,860
Restructured loans	575	—	—	—	—
Loans – 90 days past due & still accruing	2,844	2,490	3,066	2,658	2,928

Total non-performing loans	11,645	12,235	11,810	9,047	8,788
OREO and repossessed assets	3,673	3,474	4,373	4,117	4,276
Total non-performing assets	15,318	15,709	16,183	13,164	13,064

Non-performing loans to total loans	1.17%	1.24%	1.23%	.95%	.95%
Non-performing assets to total assets	1.26%	1.30%	1.31%	1.07%	1.14%
Annualized charge-offs to average loans	.16%	.54%	.20%	.33%	.00%
Net charge-offs	$410	$1,321	$485	$774	$9

About BKFC

BKFC, a bank holding company with assets of approximately $1.214 billion, offers banking and related financial services to both individuals and business customers. BKFC operates twenty-eight branch locations and forty-four ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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